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Exhibit 12
Statements Re: Computation of Ratios
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

The following table sets forth certain selected financial information.

                                                           2001      2000       1999      1998       1997
Earnings:
Income before income taxes                               28,630    17,349     17,218    28,396     38,168
Less: interest capitalized                                    0         0          0         0          0
Add fixed charges                                        48,213    42,410     32,286    26,568     22,510
                                                         ------------------------------------------------
Total earnings                                           76,843    59,759     49,504    54,964     60,678
                                                         ------------------------------------------------
Fixed charges:
Interest on policyholders' accounts                      48,213    42,410     32,286    26,568     22,510
                                                         ------------------------------------------------
Total fixed charges                                      48,213    42,410     32,286    26,568     22,510
                                                         ------------------------------------------------
Preferred stock dividend requirements                    [    ]    [    ]     [    ]    [    ]     [    ]
                                                         ------------------------------------------------
Combined fixed charges and preferred
   stock dividend requirements                           [    ]    [    ]     [    ]    [    ]     [    ]
                                                         ------------------------------------------------
Ratio of earnings to fixed charges                         1.59      1.41       1.53      2.07       2.70
                                                         ------------------------------------------------
Ratio of earnings to combined fixed
charges and preferred stock dividend
requirements                                             [    ]    [    ]     [    ]    [    ]     [    ]
                                                         ------------------------------------------------
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